UNITED STATES
                  SECURITIES EXCHANGE COMMISSION
                      WASHINGTON, D.C. 20549

                           FORM 8-K/A

                         CURRENT REPORT

             Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 21, 2002

                    REDCELL POWER CORPORATION
     (Exact name of registrant as specified in its charter)

        DELAWARE                           13-4044390
        --------                           ----------
(State or other jurisdiction             (I.R.S. Employer
of incorporation or organization)        Identification No.)

1250-999 West Hastings
Vancouver, British Columbia                 V6C 2W2
--------------------------------          -----------
Address of principal Executive Offices      Zip Code

Registrant's Telephone Number    (604) 605-8852


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Item 4.  CHANGES IN ACCOUNTANTS

Pursuant to Item 304 of Regulation S-B the registrants states:
(a) (1) On June 21, 2002, the Registrant changed accountants from Graf Repetti & Co., to MacKay LLP, located at 1190 Hornby Street, Suite 1000, Vancouver, British Columbia V8Z 2W2.

     (i) The Company dismissed Graf Repetti & Co., as its independent accountant and Graf Repetti & Co., did not resign nor decline to stand for re-election. The reason for the dismissal was due to the fact that, with the Company's operations and principals based in British Columbia, the Company believed that it would be more efficient to retain an independent accountant which was geographically closer to the Company.

     (ii) The financial statements reported on by Graf Repetti & Co., were not subject to an adverse or qualified opinion, or a disclaimer of opinion and were not modified as to uncertainty, audit scope or accounting principles during the past two fiscal years, and the interim period through April 30, 2002;

     (iii) The decision to change accountants was approved by the Registrant's Board of Directors; and

     (iv) (A) There were no disagreements related to accounting principles or practices, financial statement disclosure, or auditing scope or procedure during the past two fiscal years and the interim period through April 30, 2002 and the period through the date of termination of the relationship on June 21, 2002.

          (B)  Not applicable;

          (C)  Not applicable;

          (D)  Not applicable; and

          (E)  Not applicable.

     (2) On June 21, 2002, the Registrant engaged MacKay LLP, as its independent accountants.

          (i) The Registrant did not consult with MacKay LLP, its new independent accountants, regarding any matter prior to its engagement; and

          (ii) Not applicable.

     (3) The Registrant has provided to Graf Repetti & Co., its former accountants, a copy of the disclosures contained in this
Item 4 and the Registrant has requested a letter from Graf Repetti & Co., addressed to the Commission, confirming the statements made by the Registrant in this Item 4. A copy of such letter is attached hereto.


Item 7.   FINANCIAL STATEMENTS AND EXHIBITS.

     (a) Financial Statements of business acquired.
          Not Applicable

     (b) Pro Forma financial information.
          Not Applicable

     (c) Index to Exhibits.

   Exhibit Number        Description

       (16) Letter from Graf Repetti & Co., pursuant to Item 304(a)(3) of Regulation S-B


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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 1, 2002

REDCELL POWER CORPORATION

/s/ Cameron King
-----------------------
By: Cameron King
Chief Executive Officer